Exhibit 99.1

Kennedy-Wilson Holdings, Inc.
Fourth Quarter and Full Year 2014
Earnings Release and Supplemental Financial Information

Premiere Ichibancho Tokyo	The Ritz Carlton, Lake Tahoe Lake Tahoe	State Street Building Dublin

Kennedy-Wilson Holdings, Inc.
Supplemental Financial Information
Fourth Quarter and Full Year December 31, 2014

Common Definitions
·        “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·        “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 14.9% equity interest in KWE and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 14.9% equity interest) in investments made and held directly by KWE and its subsidiaries.
·        "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share based compensation expense and EBITDA attributable to noncontrolling interests.
·        “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·        “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
  ·        "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share based compensation expense.
·       "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.

·        “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·        “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·        “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.
·        “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Contact:    Christina Cha                                                    Vice President of Corporate Communication
Kennedy Wilson
(310) 887-6294                                9701 Wilshire Blvd. Suite 700
ccha@kennedywilson.com                            Beverly Hills, CA 90212
www.kennedywilson.com

NEWS RELEASE

KENNEDY WILSON REPORTS FOURTH QUARTER AND FULL YEAR 2014 EARNINGS

Company achieves record Adjusted EBITDA for FY 2014 of $317.8 million, a 100% annual increase
Kennedy Wilson increases dividend by 33% to $0.12 per common share for first quarter 2015

BEVERLY HILLS, Calif. (February 25, 2015) - Kennedy-Wilson Holdings, Inc. (NYSE: KW) ("Kennedy Wilson") today reported results for the fourth quarter and full year of 2014:

For the three months ended December 31, 2014:

•	Adjusted EBITDA was $56.7 million, a 15% increase from $49.5 million for the same period in 2013.

•
Adjusted Net Income was $4.7 million or $0.05 per basic share, which includes $25.8 million or $0.29 per basic share of loss on early extinguishment of corporate debt, compared to $19.1 million or $0.24 per basic share, for the same period in 2013. The loss on early extinguishment of corporate debt was a result of refinancing $350.0 million of 8.75% senior notes due 2019 with $350.0 million of 5.875% senior notes due 2024, lowering annual interest expense by $10.1 million.

•
GAAP net loss to common shareholders was $30.8 million, or $0.35 loss per basic and diluted share, which includes $25.8 million or $0.29 per basic and diluted share of loss on early extinguishment of corporate debt, compared to $4.3 million, or $0.05 loss per basic and diluted share, for the same period in 2013.

For the year ended December 31, 2014:

•	Adjusted EBITDA was $317.8 million, a 100% increase from $159.1 million for 2013.

•
Adjusted Net Income was $133.7 million, or $1.50 per basic share, which includes $27.3 million or $0.31 per basic share of loss on early extinguishment of corporate debt, compared to $61.1 million or $0.86 per basic share, for the same period in 2013.

•
GAAP net income to common shareholders was $13.8 million, or $0.14 per basic and $0.14 per diluted share, which includes $27.3 million or $0.31 per basic and $0.30 per diluted share of loss on early extinguishment of corporate debt, compared to a loss of $14.5 million, or $0.21 per basic and diluted share, for the same period in 2013.

"We had a remarkable 2014; we achieved our highest annual Adjusted EBITDA to date, had our largest year of investment activity and raised $2.2 billion on the London Stock Exchange for KWE,” said William

McMorrow, chairman and CEO of Kennedy Wilson. “With the refinancing of a portion of our corporate and investment debt in the fourth quarter, we have been able to significantly lower our average borrowing rate heading into 2015."

Kennedy Wilson also announced that it will pay a quarterly dividend of $0.12 per share, a 33% increase from the previous quarter, to common shareholders of record as of March 31, 2015 with a payment date of April 8, 2015. The quarterly payment equates to an annual dividend of $0.48 per common share.

4Q Highlights

•
During the three months ended December 31, 2014, the Company and its equity partners completed approximately $688.9 million of investment transactions. The Company invested $110.1 million in $587.7 million of acquisitions and received $18.3 million from $101.2 million of dispositions.

•
Kennedy Wilson refinanced its $350.0 million 8.75% senior notes due 2019 primarily with proceeds from its $350.0 million of 5.875% senior notes due 2024. As a result of the prepayment of the 8.75% senior notes, the Company recorded a loss on early extinguishment of corporate debt of approximately $25.8 million. The refinancing will lower interest expense by $10.1 million per year.

FY 2014 Highlights

•
During the year ended December 31, 2014, the Company and its equity partners completed approximately $4.3 billion of investment transactions. The Company invested $600.7 million in $3.2 billion of acquisitions and received $184.9 million from $1.1 billion of dispositions.

•
Kennedy Wilson launched the $1.7 billion IPO and $565 million follow-on offering of Kennedy Wilson Europe Real Estate Plc (LSE:KWE). KWE is the second largest real estate IPO in the LSE’s history. As of December 31, 2014, Kennedy Wilson owns approximately14.9% of the share capital in KWE and serves as KWE's external manager.

•	The Company raised a record $5.4 billion of equity and debt capital during 2014 for itself and its investment platforms.

•
The Company and its equity partners completed new investment-level financings of $1.4 billion (including $100.2 million of assumed debt), with a weighted-average interest rate of 2.93% and a weighted-average maturity of 5.8 years. The Company and its equity partners also refinanced $300 million in investment-level debt, with a resulting weighted-average interest rate of 3.27% and a weighted-average maturity of 5.9 years. The loan terms prior to the refinancings were $271.2 million of debt with a weighted-average interest rate of 4.57%, and a weighted-average maturity of 4.2 years.

•
The Company increased the capacity under its unsecured line of credit from $140 million to $300 million. Additionally, KWE obtained an inaugural £225 million (approximately $350 million) unsecured line of credit.

Investments business
For the three months ended December 31, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $48.3 million, a 4% increase from $46.4 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 9%, net operating income increased 10% and occupancy remained flat at 95% from the same period in 2013.

•	For same property commercial assets, total revenues increased 3%, net operating income increased 2% and occupancy increased 3% to 88% from the same period in 2013.

•
In December 2014, the Company increased its ownership from approximately 42% to approximately 87% in a previously unconsolidated 750-unit apartment building in the Western U.S.  As a result of gaining control of the asset, the Company was required to consolidate the assets and liabilities at fair value and recognized an acquisition-related gain of $19.5 million of which $3.7 million was allocated to our noncontrolling equity partners. During the fourth quarter of 2013, the Company recognized an acquisition-related gain of $45.5 million of which $22.6 million was allocated to our noncontrolling equity partners.

For the year ended December 31, 2014, the Company's Investments segment reported the following results:

•	Adjusted EBITDA was $278.5 million, a 97% increase from $141.5 million for the same period in 2013.

•	For same property multifamily units, total revenues increased 7%, net operating income increased 10% and occupancy remained flat at 95% from the same period in 2013.

•	For same property commercial assets, total revenues increased 1%, net operating income increased 1% and occupancy increased 1% to 86% from the same period in 2013.

•
The Company and its equity partners acquired approximately $3.2 billion of real estate related investments (including $2.4 billion acquired by KWE) in which the Company invested $600.7 million of equity representing an approximate 23% weighted average ownership stake. The Company's investments for the year were directed 69% to the United Kingdom and Ireland and 31% to the Western U.S.

•
The Company and its equity partners sold 19 commercial properties, three multifamily properties, 10 condo units, and four residential investments which resulted in gross sales proceeds of $1.1 billion. The Company’s share of the net proceeds (after repayment of debt) was $184.9 million including promoted interests (compared to $105.2 million of net book value).

•
As of December 31, 2014, the Company had an ownership interest in approximately 32.6 million square feet, which includes over 20,000 multifamily units, 14 million commercial rentable square feet, 177 residential units, 619 residential lots, and 975 hotel rooms.

Services business
For the three months ended December 31, 2014, the Company's Services segment reported the following results:

•	Adjusted fees were $31.1 million, a 99% increase from $15.6 million for the same period in 2013.

•	Adjusted EBITDA was $11.5 million, a 80% increase from $6.4 million for the same period in 2013.

For the year ended December 31, 2014, the Company's Services segment reported the following results:

•	Adjusted fees were $121.0 million, a 67% increase from $72.4 million for the same period in 2013.

•	Adjusted EBITDA was $59.3 million, a 87% increase from $31.7 million for the same period in 2013.

Kennedy Wilson Europe Real Estate PLC (LSE: KWE)

•
During the fourth quarter, Kennedy Wilson Europe completed a follow-on offering of approximately $565 million of ordinary shares. Kennedy Wilson acquired approximately $75 million of KWE's ordinary shares in the offering. As of December 31, 2014, Kennedy Wilson owns approximately 20.2 million shares of KWE with a cost basis of $333.8 million which represents approximately 14.9% of KWE's total share capital.

•
Since its launch in February 2014 through December 31, 2014, KWE has acquired 82 direct real estate assets with approximately 6.6 million square feet and five loan portfolios totaling $2.4 billion in purchase price, which KWE currently expects to produce approximately $141 million of annualized net operating income (net rental income for property portfolios, EBITDA for hotels and interest income for loan portfolios).

•
In its capacity as external manager of KWE, KWH will receive management fees (50% of which are paid in KWE shares) equal to 1% of KWE’s adjusted net asset value (reported by KWE to be $2.1 billion at December 31, 2014) and certain performance fees. During 2014, KWH earned $14.0 million in management fees and no performance fees.

Subsequent events

•
Since December 31, 2014, the Company and its equity partners have completed total acquisitions of $806.5 million (including $764.3 million by KWE). In addition, the Company and its equity partners have $631.7 million of investments under contract (including $89.0 million by KWE). These investments total approximately nine million square feet, including 5,629 multifamily units.

•
In January 2015, Kennedy Wilson entered into a purchase agreement with a wholly-owned subsidiary of Winthrop Realty Trust to acquire a 61.5% interest in Vintage Housing Holdings, LLC (“VHH”) for approximately $86 million. VHH owns certain interests in 30 multi-family properties totaling 5,485 units, which have been capitalized using tax credit financing. Upon the closing of the transaction, the property developer and current manager of VHH will own the remaining 38.5% of the equity interests and maintain its role as manager. Including the assumption of approximately $328 million of property debt, along with third party equity interests and unrestricted cash, the Company’s purchase values the 30 property portfolio at approximately $486 million. The closing of the acquisition is expected to be consummated in the first half of 2015, subject to customary closing conditions.

•
In February 2015, KWE closed the acquisition of 163 of 180 mixed-use properties located throughout the United Kingdom for a purchase price of approximately $669 million. The closing of the balance of the portfolio under contract (17 properties for a total of approximately $89 million) is scheduled to take place on a staggered basis during the next 12 months as various conditions under the purchase agreement are satisfied.

Conference Call and Webcast Details
Kennedy Wilson will hold a live conference call and webcast to discuss results at 7:00 a.m. PT/ 10:00 a.m. ET on Thursday, February 26.
The direct dial-in number for the conference call is (800) 447-0521 for U.S. callers and (847) 413-3238 for international callers. The confirmation number for the live call is 38886598#.
A replay of the call will be available for one week beginning two hours after the live call and can be accessed by (888) 843-7419 for U.S. callers and (630) 652-3042 for international callers. The passcode for the replay is 38886598#.
The webcast will be available at: http://edge.media-server.com/m/p/i9ssjbjf. A replay of the webcast will be available two hours after the original webcast on the Company’s investor relations web site for one year.

About Kennedy Wilson
Founded in 1977, Kennedy Wilson is a vertically integrated global real estate investment and services company headquartered in Beverly Hills, CA, with 25 offices in the U.S., U.K., Ireland, Spain, Jersey and Japan.  The company, on its own or with partners, invests opportunistically in a variety of real estate related investments, including multi-family, commercial, loan purchases and originations, residential, and hotels.  Kennedy Wilson offers a comprehensive array of real estate services including investment management, property services, auction, conventional sales, brokerage and research. For further information on Kennedy Wilson, please visit www.kennedywilson.com.

Forward-Looking Statements
Statements made by us in this report and in other reports and statements released by us that are not historical facts constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are necessarily estimates reflecting the judgment of our senior management based on our current estimates, expectations, forecasts and projections and include comments that express our current opinions about trends and factors that may impact future operating results. Disclosures that use words such as "believe," "anticipate," "estimate," "intend," "could," "plan," "expect," "project" or the negative of these, as well as similar expressions, are intended to identify forward-looking statements. These statements are not guarantees of future performance, rely on a number of assumptions concerning future events, many of which are outside of our control, and involve known and unknown risks and uncertainties that could cause our actual results, performance or achievement, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties may include the factors and the risks and uncertainties described elsewhere in this report and other filings with the Securities and Exchange Commission (the "SEC"), including the Item 1A. "Risk Factors" section of our Annual Report on Form 10-K for the year end December 31, 2013, as amended by our subsequent filings with the SEC. Any such forward-looking statements, whether made in this report or elsewhere, should be considered in the context of the various disclosures made by us about our businesses including, without limitation, the risk factors discussed in our filings with the SEC. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, changes in assumptions, or otherwise.

Common Definitions
·        “KWH,” “Kennedy Wilson,” the "Company," "we," "our," or "us" refers to Kennedy-Wilson Holdings, Inc. and its wholly-owned subsidiaries. The consolidated financial statements of the Company include the results of the Company's consolidated subsidiaries (including KWE).
·        “KWE” refers to Kennedy Wilson Europe Real Estate plc, a London Stock Exchange listed company that we externally manage through a wholly-owned subsidiary.  In our capacity as external manager of KWE, we receive certain (i) management fees equal to 1% of KWE’s adjusted net asset value (EPRA NAV), half of which is paid in cash and the remainder of which is paid in KWE shares; and (ii) performance fees, all of which is paid in KWE shares.  In accordance with U.S. GAAP, the results of KWE are consolidated in our financial statements.  We own an approximately 14.9% equity interest in KWE and throughout this release and supplemental financial information, we refer to our pro-rata ownership stake (based on our 14.9% equity interest) in investments made and held directly by KWE and its subsidiaries.
·        "Adjusted EBITDA" represents Consolidated EBITDA as defined below, adjusted to exclude share based compensation expense and EBITDA attributable to noncontrolling interests.

·        “Adjusted fees’’ refers to Kennedy Wilson’s investment management, property services and research fees adjusted to include fees eliminated in consolidation and Kennedy Wilson’s share of fees in unconsolidated service businesses.
·        “Adjusted Net Asset Value’’ is calculated by KWE as net asset value adjusted to include properties and other investment interests at fair value and to exclude certain items not expected to crystallize in a long-term investment property business model such as the fair value of financial derivatives and deferred taxes on property valuation surpluses.
  ·        "Adjusted Net Income” represents Consolidated Adjusted Net Income as defined below, adjusted to exclude net income attributable to noncontrolling interests, before depreciation and amortization.
·    "Consolidated Adjusted Net Income” represents net income before depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments and share based compensation expense.
·       "Consolidated EBITDA" represents net income before interest expense, our share of interest expense included in income from investments in unconsolidated investments, depreciation and amortization, our share of depreciation and amortization included in income from unconsolidated investments, loss on early extinguishment of corporate debt and income taxes.
·        “Consolidated investment account” refers to the sum of Kennedy Wilson’s equity in: cash held by consolidated investments, consolidated real estate and acquired in-place leases, unconsolidated investments and consolidated loans gross of accumulated depreciation and amortization.
·        “Equity partners” refers to subsidiaries that we consolidate in our financial statements under U.S. GAAP (other than wholly-owned subsidiaries), including KWE, and third-party equity providers.
·        “Investment account” refers to the consolidated investment account presented after noncontrolling interest on invested assets gross of accumulated depreciation.
·        “Same property" refers to properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Note about Non-GAAP financial information included in this presentation
In addition to the results reported in accordance with U.S. generally accepted accounting principles ("GAAP") included within this presentation, Kennedy Wilson has provided certain information, which includes non-GAAP financial measures (including, Consolidated EBITDA, Adjusted EBITDA, Consolidated Adjusted Net Income, Adjusted Net Income, Adjusted Net Income Per Basic Share and Adjusted Fees, as defined above). Such information is reconciled to its closest GAAP measure in accordance with the rules of the Securities and Exchange Commission, and such reconciliations are included within this presentation. These measures may contain cash and non-cash acquisition-related gains and expenses and gains and losses from the sale of real-estate related investments.  Consolidated non-GAAP measures discussed throughout this report contain income or losses attributable to non-controlling interests. Management believes that these non-GAAP financial measures are useful to both management and Kennedy Wilson's shareholders in their analysis of the business and operating performance of the Company. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measures. Additionally, non-GAAP financial measures as presented by Kennedy Wilson may not be comparable to similarly titled measures reported by other companies.

Tables Follow

Kennedy-Wilson Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
(Dollars in millions)

	December 31,
	2014	2013
Assets
Cash and cash equivalents	$174.6	$170.2
Cash held by consolidated investments	763.1	8.0
Accounts receivable	55.6	16.6
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	4,228.1	688.1
Loans	313.4	56.8
Unconsolidated investments	492.2	786.1
Other assets	277.5	73.0
Total assets	$6,304.5	$1,798.8

Liabilities
Accounts payable, accrued expenses and other liabilities	$237.3	$129.1
Investment debt	2,195.9	401.8
Senior notes payable	702.4	409.0
Line of Credit	125.0	—
Junior subordinated	—	40.0
Total liabilities	3,260.6	979.9
Equity
Cumulative preferred stock	—	—
Common Stock	—	—
Additional paid-in capital	$991.3	$801.3
Retained earnings (accumulated deficit)	(62.0)	(42.2)
Accumulated other comprehensive (loss) income	(28.2)	9.2
Total Kennedy-Wilson Holdings, Inc. shareholders’ equity	901.1	768.3
Noncontrolling interests	2,142.8	50.6
Total equity	3,043.9	818.9
Total liabilities and equity	$6,304.5	$1,798.8

Kennedy-Wilson Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share data)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Revenue
Investment management, property services, and research fees	$17.6	$14.0	$82.6	$68.1
Rental and hotel	108.9	15.6	270.2	43.0
Sale of real estate	9.4	—	28.4	10.1
Loans and other income	5.7	0.5	17.4	1.9
Total revenue	141.6	30.1	398.6	123.1
Operating expenses
Commission and marketing expenses	1.8	0.8	5.6	3.6
Rental and hotel operating expense	46.5	7.0	116.4	18.9
Cost of real estate sold	6.1	—	20.7	7.9
Compensation and related expenses	34.2	23.9	113.8	76.7
General and administrative	13.8	6.9	42.1	24.6
Depreciation and amortization	37.2	5.4	104.5	17.4
Total operating expenses	139.6	44.0	403.1	149.1
Income from unconsolidated investments	8.3	11.3	54.2	41.4
Operating income (loss)	10.3	(2.6)	49.7	15.4
Non-operating income (expense)
Acquisition-related gains	18.9	45.5	218.1	56.6
Acquisition-related expenses	(2.8)	(1.1)	(19.7)	(1.6)
Interest expense - investment	(16.1)	(4.4)	(46.3)	(11.8)
Interest expense - corporate debt	(17.5)	(10.2)	(57.1)	(39.9)
Early extinguishment of corporate debt	(25.8)	—	(27.3)	—
Other income (expense)	4.1	(2.3)	5.1	(1.9)
(Loss) income before benefit from (provision for) income taxes	(28.9)	24.9	122.5	16.8
Benefit from (provision for) income taxes	8.4	(4.3)	(32.4)	(2.9)
Net (loss) income	(20.5)	20.6	90.1	13.9
Net (income) attributable to the noncontrolling interests	(8.3)	(22.9)	(68.2)	(20.3)
Preferred stock dividends and accretion of issuance costs	(2.0)	(2.0)	(8.1)	(8.1)
Net (loss) income attributable to Kennedy-Wilson Holdings, Inc. common shareholders	$(30.8)	$(4.3)	$13.8	$(14.5)
Basic earnings per share
(Loss) income per basic	$(0.35)	$(0.05)	$0.14	$(0.21)
Weighted average shares outstanding for basic	90,232,896	79,173,585	89,200,855	71,159,919
Diluted earnings per share
(Loss) income per diluted	$(0.35)	$(0.05)	$0.14	$(0.21)
Weighted average shares outstanding for diluted	90,232,896	79,173,585	91,555,214	71,159,919
Dividends declared per common share	$0.09	$0.07	$0.36	$0.28
(a)  EPS amounts may not add due to rounding.

Kennedy-Wilson Holdings, Inc.
Consolidated Adjusted Net Income and Adjusted Net Income
(Unaudited)
(Dollars in millions, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014 (1)	2013	2014 (1)	2013
Net (loss) income	$(20.5)	$20.6	$90.1	$13.9
Non-GAAP adjustments:
Add back:
Depreciation and amortization	37.2	5.4	104.5	17.4
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	10.0	15.4	47.1	46.7
Share-based compensation	7.1	2.0	15.8	7.5
Consolidated Adjusted Net Income	33.8	43.4	257.5	85.5
Less:
Net income attributable to the noncontrolling interests, before depreciation and amortization (2)	(29.1)	(24.3)	(123.8)	(24.4)
Adjusted Net Income	$4.7	$19.1	$133.7	$61.1

Basic weighted average number of common shares outstanding	90,232,896	79,173,585	89,200,855	71,159,919
Basic Adjusted Net Income Per Share	$0.05	$0.24	$1.50	$0.86

(1) Net (loss) income for the three months ended and year ended December 31, 2014 includes a loss on early extinguishment of corporate debt of $25.8 million and $27.3 million, respectively.

(2) $20.8 million and $1.4 million of depreciation and amortization for the three months ended December 31, 2014 and 2013, respectively, and $55.6 million and $4.1 million for the years ended December 31, 2014 and 2013, respectively.

Kennedy-Wilson Holdings, Inc.
Consolidated EBITDA and Adjusted EBITDA
(Unaudited)
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net (loss) income	$(20.5)	$20.6	$90.1	$13.9
Non-GAAP adjustments:
Add back:
Interest expense - investment	16.1	4.4	46.3	11.8
Interest expense - corporate	17.5	10.2	57.1	39.9
Early extinguishment of corporate debt	25.8	—	27.3	—
Kennedy Wilson's share of interest expense included in investment in unconsolidated investments	7.0	11.6	35.5	45.0
Depreciation and amortization	37.2	5.4	104.5	17.4
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	10.0	15.4	47.1	46.7
(Benefit from) provision for income taxes	(8.4)	4.3	32.4	2.9
Consolidated EBITDA (1)	84.7	71.9	440.3	177.6
Share-based compensation	7.1	2.0	15.8	7.5
EBITDA attributable to noncontrolling interests (2)	(35.1)	(24.4)	(138.3)	(26.0)
Adjusted EBITDA (1)	$56.7	$49.5	$317.8	$159.1
(1)Prior to 2014, the Company reported an Adjusted EBITDA metric that was comparable to the Company’s current Consolidated EBITDA metric, as it was calculated as Consolidated EBITDA, adjusted to solely exclude merger related expenses and share based compensation expense. Beginning in 2014, as noncontrolling interests became more significant on the Company’s consolidated balance sheet, primarily due to the consolidation of KWE’s results in the Company’s financial statements, the Company determined that it was appropriate to supplement Consolidated EBITDA with a revised metric. Adjusted EBITDA shown above is calculated as Consolidated EBITDA, adjusted to exclude share based compensation expense and EBITDA attributable to noncontrolling interests. As set forth in the reconciliation table above, EBITDA attributable to noncontrolling interests for the three months ended December 31, 2014 and 2013 were $35.1 million and $24.4 million, respectively, and for the years ended December 31, 2014 and 2013 were $138.3 million and $26.0 million, respectively.

(2) $26.8 million and $1.5 million of depreciation, amortization, and interest for the three months ended December 31, 2014 and 2013, respectively, and $70.1 million and $5.7 million for the years ended December 31, 2014 and 2013, respectively.

Kennedy-Wilson Holdings, Inc.
Adjusted EBITDA by Segment (1)
(Unaudited)
(Dollars in millions)

	Three months ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Investments
Net income	$24.6	$35.6	$215.3	$50.9
Add back (less):
Interest expense - investment	16.1	4.4	46.3	11.8
Kennedy Wilson's share of interest expense included in unconsolidated investments	6.6	11.6	34.0	45.0
Depreciation and amortization	37.2	5.4	104.5	17.4
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	8.6	15.4	43.7	46.7
EBITDA attributable to noncontrolling interests (2)	(37.8)	(24.4)	(143.7)	(26.0)
Fees eliminated in consolidation	(7.0)	(1.6)	(21.6)	(4.3)
Adjusted EBITDA	$48.3	$46.4	$278.5	$141.5

(1) Adjusted EBITDA for Corporate segment was $(3.2) million and $(3.3) million for three months ended December 31, 2014 and 2013 and $(20.0) million and $(14.1) million for the years ended December 31, 2014 and 2013, respectively.
(2) $26.8 million and $1.5 million of depreciation, amortization, and interest for the three months ended December 31, 2014 and 2013, respectively, and $70.1 million and $5.7 million for the years ended December 31, 2014 and 2013, respectively.

	Three months ended		Year ended
	December 31,		December 31,
	2014	2013	2014	2013
Services
Net income	$—	$4.8	$27.4	$27.4
Add back:
Kennedy Wilson's share of interest expense included in unconsolidated investments	0.4	—	1.5	—
Kennedy Wilson's share of depreciation and amortization included in unconsolidated investments	1.4	—	3.4	—
Operating expenses attributable to noncontrolling interests	2.7	—	5.4	—
Fees eliminated in consolidation	7.0	1.6	21.6	4.3
Adjusted EBITDA	$11.5	$6.4	$59.3	$31.7

Kennedy-Wilson Holdings, Inc.
Adjusted Fees
(Unaudited)
(Dollars in millions)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Investment management, property services and research fees	$17.6	$14.0	$82.6	$68.1
Non-GAAP adjustments:
Add back:
Fees eliminated in consolidation(1)	7.0	1.6	21.6	4.3
KW share of fees in unconsolidated service businesses (2)	6.5	—	16.8	—
Adjusted Fees	$31.1	$15.6	$121.0	$72.4
(1) The three months and year ended December 31, 2014, include $5.1 million and $14.3 million of fees recognized in net (income) loss attributable to noncontrolling interests relating to the portion of fees paid by noncontrolling interest holders in KWE and equity partner investments. There is no comparable activity in the prior period since KWE and the consolidation of non-wholly owned investments occurred during 2014.
(2) Included in income from unconsolidated investments relating to the Company's investment in a servicing platform in Spain. The investment was made during the fourth quarter of 2013.

Kennedy-Wilson Holdings, Inc.
Capitalization Summary
(Unaudited)
(Dollars in millions, except per share data)

	December 31, 2014	December 31, 2013
Market Data
Common stock price per share	$25.30	$22.25
Common stock and convertible preferred stock:
Basic shares outstanding (1)	96,091,446	82,592,607
Series A mandatory convertible preferred (2)	8,058,018	8,058,018
Series B mandatory convertible preferred (3)	3,042,056	3,042,056
Total common stock and convertible preferred stock	107,191,520	93,692,681

Equity Market Capitalization	$2,711.9	$2,084.7

Corporate Debt (4)
Senior notes payable	705.0	405.0
Corporate line of credit	125.0	—
Junior subordinated debentures	—	40.0
Total corporate debt	830.0	445.0
Total Capitalization	3,541.9	2,529.7
Less: cash and cash equivalents (excluding cash held by consolidated investments)	(174.6)	(170.2)
Total Enterprise Value	$3,367.3	$2,359.5
Warrants outstanding (5)	—	2,710,742

(1) Basic share count and common stock share price per share as of December 31, 2014 and 2013.
(2) $100 million of Series A mandatory convertible preferred with a mandatory conversion date of May 19, 2015 and a conversion rate of $12.41 per share.
(3) $32.5 million of Series B mandatory convertible preferred with a mandatory conversion date of November 3, 2018 and a conversion rate of $10.70 per share.
(4) Excludes $2.2 billion and $401.8 million of consolidated property level debt for the years ended December 31, 2014 and December 31, 2013, respectively.
(5) On November 14, 2014, all of the outstanding warrants were exercised at an exercise price of $12.50 per share. Pursuant to the terms of the warrant agreement, the holder of the warrants exercised on a cashless basis, resulting in the issuance of 1,472,146 shares of common stock to the holder.

Kennedy-Wilson Holdings, Inc.
Investment Account - 2014
(Unaudited)
(Dollars in millions)

December 31, 2014
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $121.8	$4,349.9
Loans	313.4
Investment debt	(2,195.9)
Cash held by consolidated investments	763.1
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $69.4	532.7
Other(2)	97.2
Consolidated investment account	3,860.4
Less:
Noncontrolling interest on investments, gross of accumulated depreciation and amortization of $50.6	(2,193.4)
Investment account	$1,667.0
(1) Excludes $28.9 million related to our investment in a real estate and asset management servicing platform in Spain.
(2) Includes the Company's marketable securities, which are part of other assets as well as net other assets of consolidated investments

Investment Account Detail at December 31, 2014

								Loans Secured by
	Commercial			Multifamily				Real Estate			Residential, Hotel, and Other				Total
Western U.S.	$229.1			$411.2				$75.2			$183.3				$898.8
Japan	3.6			78.1				—			0.4				82.1
United Kingdom	186.3		(1)	3.4				41.7		(3)	15.5			(4)	246.9
Ireland	64.1		(1)	69.5			(2)	30.1		(3)	123.3			(4)	287.0
Subtotal	$483.1			$562.2				$147.0			$322.5				$1,514.8
KW share of cash held by consolidated investments															152.2	(5)
Total															$1,667.0

								Loans Secured by
	Commercial			Multifamily				Real Estate			Residential, Hotel, and Other
	Properties	Rentable Sq. Ft. (in millions)		Units	Properties	Rentable Sq. Ft. (in millions)		Current UPB	# of Loans		Acres	Units	Lots	Hotel Rooms	# of Inv.
Western U.S.	33	5.0		17,115	48	15.0		89.8	13		3,506	10	619	363	21
Japan	1	—		2,410	50	0.9		—	—		—	—	—	—	1
United Kingdom	76	8.1	(1)	66	1	—		611.0	28	(3)	520	167	—	209	2	(4)
Ireland	17	1.2	(1)	1,130	6	1.0	(2)	401.6	28	(3)	186	—	—	403	6	(4)
Total	127	14.3		20,721	105	16.9		$1,102.4	69		4,212	177	619	975	30

(1) Includes the following with respect to our share of investments made and held directly by KWE (based on our 14.9% ownership interest in KWE): $102.1 million investment account balance related to 62 commercial properties in the United Kingdom; and $26.1 million investment account balance related to 14 commercial properties in Ireland. The commercial properties in the United Kingdom comprise approximately 5.4 million rentable square feet and are currently expected to produce $78.1 million of annualized NOI. The commercial properties in Ireland comprise approximately 1.0 million rentable square feet and are currently expected to produce $37.8 million of annualized NOI.
(2) Includes $7.9 million investment account balance related to 2 multifamily properties in Ireland from our share of investments made and held directly by KWE (based on our 14.9% ownership interest in KWE). The multifamily properties comprise 353 units and approximately 0.3 million rentable square feet and are currently expected to produce $5.4 million of annualized NOI.
(3) Includes the following with respect to our share of investments made and held directly by KWE (based on our 14.9% ownership interest in KWE): $25.9 million investment account balance related to two loan portfolios in the United Kingdom comprising 6 loans secured by 11 real estate assets with a current UPB of $275.5 million; and $21.7 million investment account balance related to two loan portfolios in Ireland comprising 15 loans secured by 18 real estate assets with a current UPB of $353.5 million.
(4)Includes the following with respect to our share of investments made and held directly by KWE (based on our 14.9% ownership interests in KWE): $6.8 million investment account balance related to one hotel in the United Kingdom, $6.8 million investment account balance related to one hotel in Ireland and one acre of development land, and $1.0 million investment account balance related to a residential project in Spain. The hotel in the United Kingdom comprises of 520 acres and 209 hotel rooms and the hotel in Ireland comprises of 171 acres and 138 hotel rooms.
(5) Includes $102.3 million in cash held directly by KWE (based on our 14.9% ownership interest in KWE).

Kennedy-Wilson Holdings, Inc.
Investment Account - 2013
(Unaudited)
(Dollars in millions)

December 31, 2013
Real estate and acquired in-place lease values, gross of accumulated depreciation and amortization of $26.3	$714.4
Loans	56.8
Investment Debt	(401.8)
Cash held by consolidated investments	8.0
Unconsolidated investments(1), gross of accumulated depreciation and amortization of $106.0	865.2
Other(2)	4.0
Consolidated investment account	1,246.6
Less:
Noncontrolling interests on investments, gross of depreciation and amortization of $4.5	(55.1)
Investment account	$1,191.5
(1) Excludes $26.9 million related to our investment in a servicing platform in Spain.
(2) Includes marketable securities which are part of other assets.

Investment Account Detail at December 31, 2013

	Commercial	Multifamily	Loans Secured by Real Estate	Residential and Other	Total
Western U.S.	$252.0	$277.8	$112.5	$150.9	$793.2
Japan	4.5	91.4	—	0.4	96.3
United Kingdom	108.4	—	27.3	—	135.7
Ireland	102.1	51.4	8.3	—	161.8
Subtotal	$467.0	$420.6	$148.1	$151.3	$1,187.0
KW share of cash held by consolidated investments					4.5
Total					$1,191.5

	Commercial		Multifamily			Loans Secured by Real Estate		Residential and Other
	Properties	Rentable Sq. Ft. (in millions)	Units	Properties	Rentable Sq. Ft. (in millions)	Current UPB	# of Loans	Acres	Units	Lots	Hotel Rooms.	# of Inv.
Western U.S.	33	5.1	14,196	40	12.5	$154.0	20	3,461	26	808	170	23
Japan	1	—	2,410	50	0.9	—	—	—	—	—	—	1
United Kingdom	34	4.1	—	—	—	538.7	27	—	—	—	—	—
Ireland	17	0.9	749	3	0.6	367.6	100	—	—	—	—	—
Total	85	10.1	17,355	93	14.0	$1,060.3	147	3,461	26	808	170	24

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Balance Sheet (1)
(Unaudited)
(Dollars in millions)

The following estimated investment level balance sheet represents the estimated combined balance sheets of consolidated investments and investments in which Kennedy Wilson has an ownership interest (2):

	December 31, 2014	December 31, 2013

Assets
Cash and cash equivalents	$839.9	$126.5
Real estate and acquired in place lease values, net of accumulated depreciation and amortization	7,410.8	5,382.9
Loans	464.8	358.8
Other assets	425.0	361.7
Total assets	$9,140.5	$6,229.9
Liabilities and equity
Liabilities
Accounts payable, accrued expenses and other liabilities	$196.4	$170.8
Investment debt	4,112.7	3,320.7
Total liabilities	4,309.1	3,491.5
Equity
Total equity	4,831.4	2,738.4
Total liabilities and equity	$9,140.5	$6,229.9

(1) Kennedy Wilson’s Investment Level Estimated Balance Sheet is solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Balance Sheet does not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Balance Sheet on page 10 for its unaudited balance sheets prepared in accordance with U.S. GAAP.
(2) The Company has an approximate 32% ownership in our $9.1 billion investment portfolio as of December 31, 2014 and an approximate 39% ownership in our $6.2 billion investment portfolio as of December 31, 2013.

Kennedy-Wilson Holdings, Inc.
Investment Level Estimated Income Statement(1)
(Unaudited)
(Dollars in millions)

The following estimated investment level income statement represents the estimated combined income statements of consolidated investments and investments in which Kennedy Wilson has an ownership interest:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenue
Rental and hotel	$190.8	$125.1	$657.5	$426.3
Sale of real estate (2)	117.0	54.8	1,080.6	232.3
Loans and other income	57.6	30.8	102.0	112.8
Total revenue	365.4	210.7	1,840.1	771.4

Operating expenses
Rental and hotel operating and other expense	114.0	59.6	328.7	192.4
Cost of real estate sold (2)	88.1	37.0	877.9	173.1
Depreciation and amortization	60.9	51.0	214.5	145.6
Total operating expenses	263.0	147.6	1,421.1	511.1

Net operating income	102.4	63.1	419.0	260.3

Non-operating income (expense)
Acquisition related gain	18.9	68.8	218.1	128.2
Interest expense	(28.6)	(39.1)	(147.5)	(135.5)
Other non-operating expenses, including acquisition related expenses	(3.5)	(7.1)	(41.8)	(77.8)
Net income	$89.2	$85.7	$447.8	$175.2
Add back:
Depreciation and amortization	$60.9	$51.0	$214.5	$145.6
Interest Expense	28.6	39.1	147.5	135.5
Investment Level EBITDA	$178.7	$175.8	$809.8	$456.3

(1) Kennedy Wilson’s Investment Level Estimated Income Statement is solely provided to depict the overall size and scope of the operations of the investment portfolio in which Kennedy Wilson has an ownership interest.  The Investment Level Estimated Income Statement does not include third party assets that Kennedy Wilson manages and does not have an ownership interest. Please also refer to Kennedy Wilson’s Consolidated Statement of Operations on page 11 for its unaudited statement of operations prepared in accordance with U.S. GAAP.
(2) Reflects the $532 million sale of the Opera portfolio to KWE.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Real Estate
(Unaudited)
(Dollars in millions)

Multifamily
				Net Operating Income (NOI)
	# of Properties	# of Units	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	48	17,115	94.2%	$174.2	$1,841.6	44.6%	$411.2
Japan (4)	50	2,410	96.6	19.8	242.9	40.9	78.1
United Kingdom (6)	1	66	93.2	0.4	—	50.0	3.4
Ireland (4)(6)	6	1,130	96.2	18.0	133.6	40.8	69.5
Total / Weighted Average	105	20,721	94.6%	$212.4	$2,218.1	43.6%	$562.2

Commercial
				Net Operating Income (NOI)
	# of Properties	Rentable Sq. Ft.	Occupancy (1)	YTD Annualized (2)	Debt (3)(8)	Pre-Promote Ownership %	KW Investment Account(1)
Western U.S.	33	5,044,231	82.0%	$48.6	$537.0	40.4%	$229.1
Japan (4)	1	9,633	100.0	0.3	2.1	82.0	3.6
United Kingdom(4)(5)	76	8,051,358	88.2	112.0	785.1	20.5	186.3
Ireland (4)(5)	17	1,207,202	87.3	48.9	412.5	25.7	64.1
Total / Weighted Average	127	14,312,424	85.9%	$209.8	$1,736.7	28.0%	$483.1

Residential, Hotel, and Other
	# of Investments	Residential Units	Total Acres	Residential Lots	Hotel Rooms	Debt (8)	Pre-Promote Ownership%	KW Investment Account(1)
Western U.S.	21	10	3,506	619	363	$55.8	36.8%	$183.3
Japan	1	—	—	—	—	—	100.0%	0.4
United Kingdom (7)	2	167	520	—	209	—	24.5%	15.5
Ireland (7)	6	—	186	—	403	101.9	63.1%	123.3
Total / Weighted Average	30	177	4,212	619	975	$157.7	42.6%	$322.5

(1) As of December 31, 2014
(2) Represents NOI for the year ended December 31, 2014 on an annualized basis. For deals purchased in 2014, the NOI represents estimated Year 1 NOI from our original underwriting. Excludes NOI representing approximately 572,000 commercial sq. ft. in the Western U.S. and approximately 31,000 sq. ft. in Ireland that are either vacant or undergoing lease up.
(3) Debt represents 100% debt balance against properties as of December 31, 2014.
(4) Estimated foreign exchange rates are ¥120 = $1 USD, £0.64 = $1 USD and €0.82 = $1 USD, related to NOI and debt.
(5) Includes 76 properties comprising approximately 6.4 million rentable square feet with $115.9 million of annualized NOI from the investments made and held directly by KWE.
(6) Includes 2 properties comprising 353 units and approximately 0.3 million rentable square feet with $5.4 million of NOI from the investments made and held directly by KWE.
(7) Includes two investments comprising 692 acres and 347 hotel rooms from the investments made and held directly by KWE
(8) Includes $861.7 million of debt on the multifamily, commercial, residential, hotel and other investments made and held directly by KWE.

Kennedy-Wilson Holdings, Inc.
Investment Summary: Discounted Loan Purchases and Loan Originations
(Unaudited)
(Dollars in millions)

Discounted Loan Purchases

	Initial # of Loans (1)	Initial UPB (2)	# of Unresolved Loans	Total Collections	Current UPB (5)	Pre-Promote KW Share of Current UPB (4)	Pre-Promote Ownership%	KW Investment Account
Western U.S.	10	$82.1	5	$44.7	$41.1	$27.4	66.3%	$26.5
United Kingdom (3)(6)	57	1,194.7	28	486.0	611.0	80.4	11.6	41.7
Ireland (4)(6)	166	792.7	28	80.5	401.6	57.6	13.1	30.1
Total / Weighted Average	233	$2,069.5	61	$611.2	$1,053.7	$165.4	15.6%	$98.3

Loan Originations

	# of Loans	Current UPB (5)	WAV Interest Rate	Pre-Promote Ownership%	KW Investment Account (5)
Western U.S.	8	$48.7	10.1%	100.0%	$48.7
Total	8	$48.7	10.1%	100.0%	$48.7

(1) Represents total number of loans at initial acquisition of respective pools.
(2) Unpaid Principal Balance.
(3) Estimated foreign exchange rate is £0.64 = $1 USD and €0.82 = $1 USD.
(4) Represents the amount of cash we would receive if the loans are resolved at par, excluding our promoted interests.
(5) As of December 31, 2014.
(6) Includes four loan portfolios with a current UPB of $629.0 million comprising 21 loans secured by 29 real estate assets from the investments made and held directly by KWE.

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Multifamily by Region

The same property analysis below compares the average percentage leased, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	12,476	94.2%	94.2%	—%	$55.6	$51.0	9.1%	$35.0	$31.6	10.8%
Japan	2,410	96.1	96.2	(0.1)	6.4	6.4	0.5	4.9	4.9	(0.4)
Ireland	751	96.8	95.8	1.1	4.0	3.5	13.8	3.0	2.6	15.6
Same Property Total	15,637	94.6%	94.6%	—%	$66.0	$60.9	8.5%	$42.9	$39.1	9.7%

Year Ended December 31,	Same Property Units	Average % Leased			Total Revenues			Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014	2013	% Change	2014	2013	% Change

Region:
Western U.S.	10,981	94.4%	94.4%	(0.1)%	$180.5	$166.9	8.1%	$114.1	$103.3	10.5%
Japan	2,410	95.9	95.5	0.4	25.7	25.3	1.6	19.8	19.2	3.1
Ireland	328	98.1	98.7	(0.6)	7.7	6.9	11.3	6.0	5.2	17.2
Same Property Total	13,719	94.8%	94.7%	0.1%	$213.9	$199.1	7.4%	$139.9	$127.7	9.7%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions

Kennedy-Wilson Holdings, Inc.
Investment Level Same Property Analysis
(Unaudited)
(Dollars in millions)

Commercial by Region

The same property analysis below compares the average occupancy, total revenues and net operating income for properties in which Kennedy Wilson has an ownership interest during the entire span of both periods being compared.

Three Months Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues				Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014		2013	% Change	2014	2013	% Change

Region:
Western U.S.	3,923,257	86.8%	82.7%	4.9%	$20.5		$19.7	3.9%	$11.0	$10.6	3.3%
Japan	9,633	100.0	100.0	—	0.1		0.1	—	0.1	0.1	3.0
United Kingdom	2,248,989	86.9	84.6	2.7	12.7		12.2	4.5	12.3	11.7	5.1
Ireland	1,081,387	97.7	99.2	(1.5)	9.1	7.0	9.2	(1.2)	8.6	9.0	(3.9)
Same Property Total	7,263,266	88.5%	85.8%	3.1%	$42.4		$41.2	2.9%	$32.0	$31.4	1.9%

Year Ended December 31,	Same Property Square Feet	Average % Occupancy			Total Revenues				Net Operating Income
2014 vs. 2013	2014	2014	2013	% Change	2014		2013	% Change	2014	2013	% Change

Region:
Western U.S.	3,636,926	85.7%	84.8%	1.0%	$76.4		$75.6	1.0%	$40.9	$40.6	0.8%
Japan	9,633	100.0	100.0	—	0.4		0.4	—	0.3	0.3	2.3
Ireland	44,648	100.0	100.0	—	2.6		2.7	(2.4)	2.6	2.7	(2.4)
Same Property Total	3,691,207	85.9%	85.0%	1.1%	$79.4		$78.7	0.9%	$43.8	$43.6	0.7%

Note: Percentage changes are based on whole numbers while revenues and net operating income are shown in millions. Excludes data related to commercial properties that are either vacant or undergoing lease up.

Kennedy-Wilson Holdings, Inc.
Debt Schedule
(Unaudited)
(Dollars in millions)

	Investment Level			Corporate		KW Share
Maturity	Consolidated Debt	Unconsolidated Debt	KW Share of Consolidated and Unconsolidated Debt	Unsecured Debt
2015	$112.3	$98.9	$96.7	$—		$96.7
2016	63.5	227.5	138.3	125.0	(1)	263.3
2017	145.3	488.8	289.6	—		289.6
2018	94.7	345.8	177.0	—		177.0
2019	1,044.2	206.6	345.6	—		345.6
2020	211.4	55.3	178.1	—		178.1
2021	132.7	95.3	93.8	—		93.8
2022	27.6	179.1	72.4	—		72.4
2023	131.2	50.5	131.4	—		131.4
2024	165.7	26.2	119.3	650.0	(2)	769.3
Thereafter	67.3	142.8	74.0	55.0	(2)	129.0
Total	$2,195.9	$1,916.8	$1,716.2	$830.0		$2,546.2

(1) Represents amount outstanding on the line of credit facility.
(2) Represents principal balance of senior notes.

Weighted average interest rate (KW Share): 4.3%

Weighted average remaining maturity in years (KW Share): 6.5 years

Kennedy Wilson has exposure to fixed and floating rate debt through its consolidated properties and its joint venture investments. The table below details Kennedy Wilson's total consolidated and unconsolidated asset level debt by interest rate type.

	Fixed Rate Debt	Floating with Interest Rate Caps	Floating without Interest Rate Caps	Total Asset Level Debt (1)
Asset Level Debt	$2,140.5	$1,316.6	$655.6	$4,112.7

(1) Represents $2,195.9 million of consolidated asset level debt and $1,916.8 million of unconsolidated asset level debt. 99% of such asset level debt is non-recourse to the Company.